Exhibit 4.1

NUMBER ICG SHARES INTERNET CAPITAL GROUP, INC. COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR CERTAIN DEFINITIONS C U S I P 46059C 20 5 This Certifies that: Is the owner of: FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, OF Internet Capital Group, Inc. hereinafter called the “Corporation”, transferable only on the books of the Corporation by the holder hereof in person, or by his duly authorized attorney, upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions contained in the Corporation’s Restated Certificate of Incorporation, as amended (copies of which are on file with the Transfer Agent), to which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WlTNESSthe:facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. DATED: SECRETARY CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER Internet Capital Group, Inc. Corporate Seal 1999 Delaware * Countersigned and Registered: Mellon Investor Services LLC Transfer Agent and Registrar Authorized Signature

INTERNET CAPITAL GROUP, INC.

     The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request shall be made to the Corporation’s Secretary at the principal office of the Corporation or to the Transfer Agent and Registrar named on the face of this Certificate.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF TRANS MIN ACT-		Custodian

TEN ENT	-	as tenants by the entireties		(Cust)		(Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED                                                                                                                                                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	X

X

NOTICE The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Internet Capital Group, Inc. (the “Company”) and Mellon Investor Services LLC (the “Rights Agent”), dated as of November 22, 2000 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.